Notice of Guaranteed Delivery

For Series C Preferred Shares of

The GDL Fund

Subscribed for Via Primary Subscription

and the Over-Subscription Privilege

As set forth in the Prospectus Supplement, dated February 14, 2018, and the accompanying Prospectus, dated December 15, 2017 (collectively, the “Prospectus”), for this offering, this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all of the Fund’s Series C Cumulative Puttable and Callable Preferred Shares of beneficial interest, par value $0.001 per share with a liquidation preference of $50.00 per share (the “Series C Preferred Shares”), subscribed for via the primary subscription and the over-subscription privilege. Payment must be made (a) in United States dollars, whereby only checks drawn on a bank located in the continental United States and made payable to The GDL Fund will be accepted, (b) by surrender of existing Series B Cumulative Puttable and Callable Preferred Shares, par value $0.001 per share with a liquidation preference of $50.00 per share (“Series B Preferred Shares”) at their $50 per share liquidation preference or (c) by any combination of check or surrender of Series B Preferred Shares. This form may be delivered by email, first class mail, express mail or overnight courier to the Subscription Agent and must be received prior to 5:00 p.m., Eastern time, on March 20, 2018, as such date may be extended from time to time (the “Expiration Date”). The terms and conditions of the offering set forth in the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

THE SUBSCRIPTION AGENT IS:

COMPUTERSHARE TRUST COMPANY, N.A.

BY FIRST CLASS MAIL:	BY EXPRESS MAIL OR OVERNIGHT COURIER:	VIA EMAIL:

The GDL Fund c/o Computershare Attn: Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	The GDL Fund c/o Computershare Attn: Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021	canoticeofguarantee@computershare.com

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company that completes this form must communicate this guarantee and the number of Series C Preferred Shares subscribed for in connection with this guarantee (separately disclosed as to the primary subscription and the over-subscription privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, to the Subscription Agent, prior to 5:00 p.m. Eastern Time, on the Expiration Date, guaranteeing delivery of a properly completed and signed Subscription Certificate (which certificate must then be delivered to the Subscription Agent no later than the close of business of the second Business Day after the Expiration Date). Failure to do so will result in a forfeiture of the Rights. Payment of the full Subscription Price for the Series C Preferred Shares subscribed for, whether by check, surrender of Series B Preferred Shares at their $50 per share liquidation preference or any combination of check or surrender of Series B Preferred Shares, must accompany this Notice of Guaranteed Delivery.

GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., Eastern Time, on the second Business Day after the Expiration Date of a properly completed and executed Subscription Certificate, as subscription for such Series C Preferred Shares as indicated herein or in the Subscription Certificate. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

BROKER ASSIGNED CONTROL #

THE GDL FUND

1. Primary Subscription	Number of Rights to be exercised	Number of primary Series C Preferred Shares requested for which you are guaranteeing delivery of Rights	Payment by check $

	Rights	Series C Preferred Shares	Payment by surrender of Series B Preferred Shares

$

Total payment to be made in connection with primary Series C Preferred Shares $

2. Over-Subscription	Not applicable	Number of over-subscription Series C Preferred Shares requested pursuant to the over-subscription privilege	Payment by check $

		Series C Preferred Shares	Payment by surrender of Series B Preferred Shares

$

Total payment to be made in connection with over-subscription Series C Preferred Shares $

3. Totals	Total Number of Rights Exercised	Total number of Series C Preferred Shares subscribed for and/or requested

	Rights	Series C Preferred Shares	$ Total Payment

Method of delivery (circle one):

A. Through DTC

B. Direct to Computershare Trust Company, N.A., as Subscription Agent.

Please reference below the registration of the Rights to be delivered.

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

Name of Firm	Authorized Signature

DTC Participant Number	Title

Address	Name (Please Type or Print)

Zip Code	Phone Number

Contact Name	Date

BENEFICIAL OWNER LISTING CERTIFICATION

The GDL Fund Rights Offering

The undersigned, a bank, broker or other nominee holder of Rights (“Rights”) to purchase Series C Cumulative Puttable and Callable Preferred Shares of beneficial interest, $0.001 par value per share with a liquidation preference of $50.00 per share (“Series C Preferred Shares”), of The GDL Fund (the “Fund”) pursuant to the subscription rights offering (the “Offer”) described and provided for in the Fund’s Prospectus Supplement, dated February 14, 2018, and the accompanying Prospectus, dated December 15, 2017 (collectively, the “Prospectus”), hereby certifies to the Fund and to Computershare Trust Company, N.A., as Subscription Agent for such Offer, that for each numbered line filled in below, the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the primary subscription (as specified in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional Series C Preferred Shares pursuant to the over-subscription privilege (as specified in the Prospectus), in the amount set forth in the third column of such line.

Number of Record Date Series B Preferred Shares Owned	NUMBER OF RIGHTS exercised pursuant to the Primary Subscription	NUMBER OF SERIES C PREFERRED SHARES requested pursuant to the Over-Subscription Privilege
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

Name of Nominee Holder

By:
Name:
Title:
Dated:	, 2018

Provide the following information, if applicable:

Depository Trust Corporation (“DTC”) Participant Number

Name of Broker

DTC Primary Subscription Confirmation Number(s)	Address